                                                                 Execution Copy


===============================================================================


                       INSURANCE AND INDEMNITY AGREEMENT


                                     among


                       FINANCIAL SECURITY ASSURANCE INC.,

                     NATIONAL FINANCIAL AUTO FUNDING TRUST,


                                      and


                       NATIONAL AUTO FINANCE COMPANY L.P.



                         Dated as of November 21, 1995



                       National Auto Finance 1995-1 Trust
                6.36% Automobile Loan Asset-Backed Certificates
                                  $38,220,000


===============================================================================

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                               TABLE OF CONTENTS


                                                                           Page
                                                                           ----
                                   ARTICLE I.

                                  DEFINITIONS

Section 1.01.   Definitions...............................................  2


                                  ARTICLE II.

                   REPRESENTATIONS, WARRANTIES AND COVENANTS

Section 2.01.   Representations and Warranties of NAFCO
                and the Transferor........................................  2
Section 2.02.   Affirmative Covenants of NAFCO and the
                Transferor................................................ 10
Section 2.03.   Negative Covenants of NAFCO and the
                Transferor................................................ 19
Section 2.04.   Representations and Warranties of NAFCO
                and the Transferor with respect to the
                Master Trust.............................................. 22
Section 2.05.   Affirmative Covenants of NAFCO and
                the Transferor with respect to the
                Master Trust.............................................. 22
Section 2.06.   Negative Covenants of NAFCO and
                the Transferor with respect to the
                Master Trust.............................................. 24


                                  ARTICLE III.

                   THE POLICY; REIMBURSEMENT; INDEMNIFICATION

Section 3.01.   Issuance of the Policy.................................... 24
Section 3.02.   Payment of Fees and Premium............................... 24
Section 3.03.   Reimbursement Obligation.................................. 26
Section 3.04.   Indemnification........................................... 27
Section 3.05.   Subrogation............................................... 30

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                                  ARTICLE IV.

                               FURTHER AGREEMENTS

Section 4.01.   Effective Date; Term of Agreement......................... 30
Section 4.02.   Obligation Absolute....................................... 31
Section 4.03.   Assignments; Reinsurance; Third-Party Rights.............. 32
Section 4.04.   Liability of Financial Security........................... 33


                                   ARTICLE V.

                          EVENTS OF DEFAULT; REMEDIES

Section 5.01.   Events of Default......................................... 34
Section 5.02.   Remedies; Waivers......................................... 36


                                  ARTICLE VI.

                                 MISCELLANEOUS

Section 6.01.   Amendments, Etc. ......................................... 37
Section 6.02.   Notices................................................... 37
Section 6.03.   Payment Procedure......................................... 39
Section 6.04.   Confidentiality........................................... 39
Section 6.05.   Severability.............................................. 40
Section 6.06.   Governing Law............................................. 40
Section 6.07.   Consent to Jurisdiction................................... 40
Section 6.08.   Consent of Financial Security............................. 41
Section 6.09.   Counterparts.............................................. 41
Section 6.10.   Trial by Jury Waived...................................... 41
Section 6.11.   Limited Liability......................................... 41
Section 6.12.   Entire Agreement.......................................... 42

                                       ii

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                       INSURANCE AND INDEMNITY AGREEMENT


         INSURANCE AND INDEMNITY AGREEMENT dated as of November 21, 1995, by and among FINANCIAL SECURITY ASSURANCE INC. ("Financial Security"), NATIONAL FINANCIAL AUTO FUNDING TRUST (the "Transferor") and NATIONAL AUTO FINANCE COMPANY L.P. ("NAFCO", and in its capacity as Master Servicer, the "Master Servicer").


                            INTRODUCTORY STATEMENTS

         A. On the Closing Date, the Transferor will acquire the Initial Contracts and certain other property related thereto from the Master Trust and will simultaneously sell to the Trust all of its right, title and interest in and to the Initial Contracts and such other property related thereto pursuant to the Pooling and Servicing Agreement.

         B. Subsequent to the Closing Date, the Transferor proposes to acquire Additional Contracts and certain other property related thereto from NAFCO, and to simultaneously sell to the Trust all of its right, title and interest in and to such Additional Contracts and such other property related thereto pursuant to the Pooling and Servicing Agreement.

         C. The Securities will evidence in the aggregate an undivided ownership interest of 91% of the Trust. The Transferor has requested that Financial Security issue a financial guaranty insurance policy guarantying certain distributions of the principal of and interest on the Securities (including any such distributions subsequently avoided as a preference under applicable bankruptcy law) upon the terms and subject to the conditions provided herein.

         D. NAFCO and the Transferor may in the future enter into one or more pooling and servicing agreements or sale and servicing agreements with a trust pursuant to which the Transferor will sell all of its right, title and interest in and to contracts and other trust property and in connection therewith Financial Security may in the future issue additional policies with respect to certain guaranteed distributions on the corresponding securities issued by the trust.

         E. The parties hereto desire to specify the conditions precedent to the issuance of the Policy, the terms of payment of premium in respect of the Policy, the indemnity and reimbursement to be provided to Financial Security in respect of amounts paid


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by Financial Security under the Policy or otherwise and certain other matters.

         In consideration of the premises and of the agreements herein contained, Financial Security, NAFCO and the Transferor hereby agree as follows:


                                   ARTICLE I.

                                  DEFINITIONS

         Section 1.01. Definitions. All terms defined in the Pooling and Servicing Agreement or in the Spread Account Agreement shall have the same meanings in this Insurance Agreement. Unless otherwise specified, if a word or phrase defined in the Pooling and Servicing Agreement or in the Spread Account Agreement can be applied with respect to one or more Series, such a word or phrase shall be used herein as applied to Series 1995-1. In addition, capitalized terms used herein shall have the meanings provided in Appendix I hereto unless the context otherwise requires.


                                  ARTICLE II.

                   REPRESENTATIONS, WARRANTIES AND COVENANTS

         Section 2.01. Representations and Warranties of NAFCO and the Transferor. NAFCO represents, warrants and covenants, as of the date hereof, the Date of Issuance, each Subsequent Transfer Date and the Date of Public Offering, with respect to itself, with respect to the Transferor and otherwise as follows, and the Transferor represents, warrants and covenants, as of the date hereof, the Date of Issuance, each Subsequent Transfer Date and the Date of Public Offering, with respect to itself and otherwise, as follows:

                  (a) Due Organization and Qualification. NAFCO is a limited partnership, duly organized, validly existing and in good standing under the laws of the state of Delaware. The Transferor is a business trust, duly organized, validly existing and in good standing under the laws of the state of Delaware. Each of NAFCO and the Transferor is duly qualified to do business, is in good standing and has obtained all necessary licenses, permits, charters, registrations and approvals (together, "approvals") necessary for the conduct of its business as currently

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         conducted and as described in the Offering Document and the performance of its obligations under the Transaction Documents, the Subservicing Agreement and the Master Trust Transaction Documents, in each jurisdiction in which the failure to be so qualified or to obtain such approvals would render any Contract unenforceable in any respect or would otherwise have a material adverse effect upon the Transaction.

                  (b) Power and Authority. Each of NAFCO and the Transferor has all necessary power and authority to conduct its business as currently conducted and as described in the Offering Document, to execute, deliver and perform its obligations under the Transaction Documents, the Subservicing Agreement and the Master Trust Transaction Documents and to consummate the Transaction.

                  (c) Due Authorization. The execution, delivery and performance of the Transaction Documents, the Subservicing Agreement and the Master Trust Transaction Documents by each of NAFCO and the Transferor have been duly authorized by all necessary action and do not require any additional approvals or consents or other action by or any notice to or filing with any Person.

                  (d) Noncontravention. None of the execution and delivery of the Transaction Documents, the Subservicing Agreement or the Master Trust Transaction Documents by the Transferor or by NAFCO, the consummation of the transactions contemplated thereby or the satisfaction of the terms and conditions of the Transaction Documents, the Subservicing Agreement or the Master Trust Transaction Documents,

                             (i) conflicts with or results in any breach or
                  violation of any provision of the trust agreement or agreement of limited partnership of the Transferor or of NAFCO, respectively, or any law, rule, regulation, order, writ, judgment, injunction, decree, determination or award currently in effect having applicability to the Transferor or NAFCO, as the case may be, or any of their respective properties, including regulations issued by an administrative agency or other governmental authority having supervisory powers over the Transferor or NAFCO, as the case may be,

                            (ii) constitutes a default by the Transferor or
                  NAFCO, as the case may be, under or a breach of any

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                  provision of any loan agreement, mortgage, indenture or other agreement or instrument to which the Transferor or NAFCO, as the case may be, or any of their respective Subsidiaries is a party or by which it or any of its or their properties is or may be bound or affected, or

                           (iii) results in or requires the creation of any
                  Lien upon or in respect of any of the assets of the Transferor or NAFCO or any of their respective Subsidiaries except as otherwise expressly contemplated by the Transaction Documents.

                  (e) Legal Proceedings. There is no action, proceeding or investigation by or before any court, governmental or administrative agency or arbitrator against or affecting all or any of the Contracts, NAFCO, the Transferor or any of their respective Subsidiaries, or any properties or rights of NAFCO, the Transferor or any of their respective Subsidiaries, pending or threatened, which, in any case, if decided adversely, would result in a Material Adverse Change with respect to NAFCO, the Transferor or any Contract.

                  (f) Valid and Binding Obligations. Each of the Transaction Documents and the Master Trust Transaction Documents to which either NAFCO or the Transferor is a party when executed and delivered by NAFCO or by the Transferor, as the case may be, and the Subservicing Agreement when executed and delivered by NAFCO will constitute the legal, valid and binding obligations of such Person, enforceable in accordance with their respective terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors' rights generally and general equitable principles. The Securities, when executed, authenticated and delivered in accordance with the Pooling and Servicing Agreement, will be validly issued and outstanding and entitled to the benefits of the Pooling and Servicing Agreement and, together with the Retained Interest, will evidence the entire beneficial ownership interest in the Trust.

                  (g) Financial Statements. The Financial Statements of each of the Transferor and NAFCO, copies of which have been furnished to Financial Security, (i) are, as of the dates and for the periods referred to therein, complete and correct in all material respects,
         (ii) present fairly the financial condition and results of operations of each of the

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         Transferor and NAFCO as of the dates and for the periods indicated and
         (iii) have been prepared in accordance with generally accepted accounting principles consistently applied, except as noted therein (subject as to interim statements to normal year-end adjustments). Since the date of the most recent Financial Statements, there has been no material adverse change in such financial condition or results of operations. Except as disclosed in the Financial Statements, neither the Transferor nor NAFCO is subject to any contingent liabilities or commitments that, individually or in the aggregate, have a material possibility of causing a Material Adverse Change in respect of the Transferor or NAFCO, as the case may be.

                  (h) ERISA. Each of the Transferor and NAFCO is in compliance with ERISA and has not incurred and does not reasonably expect to incur any liabilities to the PBGC under ERISA in connection with any Plan or Multiemployer Plan or to contribute now or in the future in respect of any Plan or Multiemployer Plan.

                  (i) Accuracy of Information. None of the Provided Documents contain any statement of a material fact with respect to NAFCO, the Transferor or the Transaction that was untrue or misleading in any material respect when made. Since the furnishing of the Provided Documents, there has been no change, nor any development or event involving a prospective change known to NAFCO or to the Transferor, that would render any of the Provided Documents untrue or misleading in any material respect. There is no fact known to NAFCO or to the Transferor which has a material possibility of causing a Material Adverse Change with respect to NAFCO, the Transferor or the Contracts.

                  (j) Compliance With Securities Laws. The offer and sale of the Securities comply in all material respects with all requirements of law, including all applicable registration requirements of securities laws. Without limitation of the foregoing, the Offering Document does not contain any untrue statement of a material fact and does not omit to state a material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances under which they were made, not misleading; provided that no representation is made with respect to information included in an Offering Document and furnished by Financial Security in writing expressly for use therein (all such information so furnished being referred to herein as "Financial Security Information"), it being

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         understood that, in respect of the initial Offering Document, the
         Financial Security Information is limited to the information included under the caption "The Certificate Insurer" and the financial statements of Financial Security appended thereto. Neither the Trust nor the Trust Estate is required to be registered as an "investment company" under the Investment Company Act. The Pooling and Servicing Agreement is not required to be qualified under the Trust Indenture Act.

                  (k) Transaction Documents. Each of the representations and warranties of NAFCO or of the Transferor contained in the Transaction Documents is true and correct in all material respects and each of NAFCO and the Transferor hereby makes each such representation and warranty made by it to, and for the benefit of, Financial Security as if the same were set forth in full herein.

                  (l) No Consents. No consent, license, approval or authorization from, or registration, filing or declaration with, any regulatory body, administrative agency, or other governmental instrumentality, nor any consent, approval, waiver or notification of any creditor, lessor or other nongovernmental person, is required in connection with the execution, delivery and performance by NAFCO or by the Transferor of this Insurance Agreement or of any other Transaction Document to which such Person is a party, except (in each case) such as have been obtained and are in full force and effect (other than, with respect to the Date of Issuance, the UCC financing statements required to be filed pursuant to the Transaction Documents by NAFCO, the Transferor and the Master Trust, which shall be filed no later than one Business Day after the Date of Issuance).

                  (m) Compliance With Law, Etc. No practice, procedure or

         policy employed or proposed to be employed by NAFCO or by the Transferor in the conduct of their respective businesses violates any law, regulation, judgment, agreement, order or decree applicable to it which, if enforced, would result in a Material Adverse Change with respect to such Person.

                  (n) Special Purpose Entity.

                             (i) The capital of the Transferor is adequate
                  for the business and undertakings of the Transferor.

                            (ii) Other than with respect to the purchase by
                  NAFCO and its affiliates of all of the beneficial

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                  ownership interests of the Transferor and the transactions as provided in (a) the Purchase Agreement, (b) each Conveyance,
                  (c) the Pooling and Servicing Agreement, (d) each Transfer Agreement and (e) the case of the Date of Issuance only, the Pooling and Administration Agreement and the Receivables Purchase Agreement, the Transferor is not engaged in any business transactions with NAFCO or any of its affiliates.

                           (iii) At least one co-trustee of the Transferor
                  shall be a person who is not, and will not be, a director, officer, employee or holder of any partnership interests or equity securities of NAFCO or any of its affiliates.

                            (iv) The Transferor's funds and assets are not,
                  and will not be, commingled with the funds of any other person.

                             (v) The trust agreement of the Transferor requires
                  it to maintain (A) correct and complete books and records of account, and (B) minutes of the meetings and other proceedings of its holders of beneficial ownership interests and trustees (including any co-trustees).

                  (o) Solvency; Fraudulent Conveyance. Each of NAFCO and the Transferor is solvent and will not be rendered insolvent by the Transaction and, after giving effect to such Transaction, neither NAFCO nor the Transferor will be left with an unreasonably small amount of capital with which to engage in its business. Neither NAFCO nor the Transferor intends to incur, or believes that it has incurred, debts beyond its ability to pay such debts as they mature. Neither NAFCO nor the Transferor is contemplating the commencement of insolvency, bankruptcy, liquidation or consolidation proceedings or the appointment of a receiver, liquidator, conservator, trustee or similar official in respect of NAFCO or the Transferor, as the case may be, or any of its respective assets. The amount of consideration being received by the Transferor upon the sale of the Securities constitutes reasonably equivalent value and fair consideration for the interest in the portion of the Trust Estate evidenced by the Securities. The amount of consideration being received by the Master Trust upon the sale of the Initial Contracts to the Transferor and thereafter upon the sale of any Additional Contracts by the

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         Master Trust to the Transferor constitutes reasonably equivalent value and fair consideration for such Contracts. The amount of consideration being received by NAFCO upon the sale of any Additional Contracts by NAFCO or the sale of any of its interest in the Initial Contracts to the Transferor constitutes reasonably equivalent value and fair consideration for the Additional Contracts. Neither (i) the Master Trust, with respect to Initial Contracts transferred by it to the Transferor, nor (ii) NAFCO, with respect to any Additional Contracts or any interest in the Initial Contracts transferred by it to the Transferor, is transferring any of the above-mentioned Contracts or interests with any intent to hinder, delay or defraud any of their respective creditors. The Transferor is not transferring the Contracts to the Trust or selling the Securities, as provided in the Transaction Documents, with any intent to hinder, delay or defraud any of the Transferor's creditors.

                  (p) Investment Company Act Compliance. Neither NAFCO nor the Transferor is required to be registered as an investment company" under the Investment Company Act.

                  (q) Good Title; Valid Transfer; Absence of Liens; Security Interest. Immediately prior to the sale of the Initial Contracts and related Other Trust Property to the Trust pursuant to the Pooling and Servicing Agreement and the related Transfer Agreement on the Closing Date and immediately prior to the sale of Additional Contracts and related Other Trust Property to the Trust pursuant to the Pooling and Servicing Agreement and the related Transfer Agreement on any Subsequent Transfer Date, the Transferor was the owner of, and had good and marketable title to, such property free and clear of all Liens and Restrictions on Transferability, and had full right, power and lawful authority to assign, transfer and pledge such Contracts and related Other Trust Property. The Pooling and Servicing Agreement and the related Transfer Agreement constitute a valid sale, transfer and assignment of the Initial Contracts and related Other Trust Property to the Trust and the Pooling and Servicing Agreement and each Transfer Agreement constitute a valid sale, transfer and assignment of the related Additional Contracts and related Other Trust Property to the Trust, in each case enforceable against creditors of and purchasers of the Transferor. In the event that, in contravention of the intention of the parties, the transfer of the Contracts and related Other Trust Property by the Transferor to the Trust is characterized as other

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         than a sale, such transfer shall be characterized as a secured financing, and the Trust shall have a valid and perfected first priority security interest in the Contracts and related Other Trust Property free and clear of all Liens and Restrictions on Transferability.

                  (r) Perfection of Liens and Security Interest. On the Closing Date, the Lien and security interest in favor of the Trustee with respect to the Trust Estate will be perfected by the delivery of the Contracts to the Custodian, which Contracts the Custodian will hold on behalf of the Trustee, the filing of financing statements on Form UCC-l in each jurisdiction where such recording or filing is necessary for the perfection of the security interest in favor of the Trustee and the establishment of the Collection Account, the Certificate Account, the Pre-Funding Period Reserve Account, the Pre-Funding Account and the Revolving Account in accordance with the provisions of the Transaction Documents, and no other filings in any jurisdiction or any other actions (except as expressly provided herein) are necessary to perfect the Trustee's first priority Lien on and security interest in the Trust Estate as against any third parties.

                  (s) Security Interest in Funds and Investments. Assuming the retention of funds in the Trust Accounts and the acquisition of Permitted Investments in accordance with the Transaction Documents, such funds and Permitted Investments will be subject to a valid and perfected, first priority security interest in favor of the Trustee. Assuming the retention of funds in the Spread Account and the acquisition of Permitted Investments in accordance with the Spread Account Agreement, such funds and Permitted Investments will be subject to a valid and perfected, first priority security interest in favor of the Collateral Agent on behalf of Financial Security.

                  (t) Taxes. Each of NAFCO and the Transferor have and each of their respective Subsidiaries have filed all federal and state tax returns which are required to be filed and paid all taxes, including any assessments received by it, to the extent that such taxes have become due. Any taxes, fees and other governmental charges payable by the Transferor or NAFCO in connection with the Transaction, the execution and delivery of the Transaction Documents and the issuance of the Securities have been paid or shall have been paid at or prior to the Date of Issuance. Any taxes, fees and other governmental charges payable by the Transferor or NAFCO in connection with the transactions contemplated by the

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         Registration Rights Agreement have been paid or shall have been paid at or prior to the Date of Public Offering.

                  (u) Additional Contracts. With respect to the transfer by

         NAFCO of Additional Contracts on any Subsequent Transfer Date, immediately prior to the sale of such Additional Contracts and related Other Trust Property to the Transferor pursuant to the Purchase Agreement and the related Conveyance, NAFCO was the owner of, and had good and marketable title to, such property free and clear of all Liens and Restrictions on Transferability, and had full right, corporate power and lawful authority to assign, transfer and pledge such Additional Contracts and related Other Trust Property. The Purchase Agreement and the related Conveyance constitute a valid sale, transfer and assignment of the related Additional Contracts and related Other Trust Property to the Transferor enforceable against creditors of and purchasers of NAFCO. In the event that, in contravention of the intention of the parties, the transfer of such Additional Contracts and related Other Trust Property by NAFCO to the Transferor is characterized as other than a sale, such transfer shall be characterized as a secured financing, and the Transferor shall have a valid and perfected first priority security interest in such Additional Contracts and related Other Trust Property free and clear of all Liens and Restrictions on Transferability.

         Section 2.02. Affirmative Covenants of NAFCO and the Transferor. NAFCO hereby agrees with respect to itself and with respect to the Transferor and the Transferor hereby agrees with respect to itself that during the Term of the Agreement, unless Financial Security shall otherwise expressly consent in writing:

                  (a) Compliance With Agreements and Applicable Laws. Each of the Transferor and NAFCO shall perform each of its respective obligations under the Transaction Documents and the Master Trust Transaction Documents and shall comply with all material requirements of, and the Securities shall be offered and sold in accordance with, any law, rule or regulation applicable to it or thereto, or that are required in connection with its performance under any of the Transaction Documents or the Master Trust Transaction Documents.

                  (b) Financial Statements; Accountants' Reports; Other Information. Each of NAFCO and the Transferor shall keep or cause to be kept in reasonable detail books and records of account of its assets and business and, in the case of

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         NAFCO, shall clearly reflect therein the transfer of Additional
         Contracts to the Transferor, and, in the case of the Transferor, shall clearly reflect therein the transfer of the Contracts to the Trust. Each of NAFCO and the Transferor shall furnish or cause to be furnished to Financial Security:

                             (i) Annual Financial Statements. As soon as
                  available, and in any event within 90 days after the close of each fiscal year of NAFCO and the Transferor, the audited balance sheets of NAFCO and the Transferor, as the case may be, as of the end of such fiscal year and the audited statements of income, changes in equity and cash flows of NAFCO and the Transferor, as the case may be, for such fiscal year, all in reasonable detail and stating in comparative form the respective figures for the corresponding date and period in the preceding fiscal year, prepared in accordance with generally accepted accounting principles, consistently applied, and accompanied by the certificate of NAFCO's and the Transferor's independent accountants (who shall be, in each case, a nationally recognized firm or otherwise acceptable to Financial Security) and by the certificate Specified in Section 2.02(c) hereof.

                            (ii) Quarterly Financial Statements. As soon as
                  available, and in any event within 45 days after the close of each of the first three quarters of each fiscal year of NAFCO and the Transferor, as the case may be, the unaudited balance sheets of NAFCO and the Transferor, as the case may be, as of the end of such quarter and the unaudited statements of income, changes in equity and cash flows of NAFCO and the Transferor, as the case may be, for the portion of the fiscal year then ended, all in reasonable detail and stating in comparative form the respective figures for the corresponding date and period in the preceding fiscal year, prepared in accordance with generally accepted accounting principles, consistently applied (subject to normal year-end adjustments), and accompanied by the certificate specified in
                  Section 2.02(c) hereof if such certificate is required to be provided pursuant to such Section.

                           (iii) Accountants' Reports.  If a Special Event
                  has occurred, copies of any reports submitted to NAFCO or the Transferor by their respective independent accountants in connection with any examination of the

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                  financial statements of NAFCO or the Transferor, promptly
                  upon receipt thereof.

                            (iv) Other Information. Promptly upon receipt
                  thereof, copies of all reports, statements, certifications, schedules, or other similar items delivered to or by NAFCO or the Transferor pursuant to the terms of the Transaction Documents and, promptly upon request, such other data as Financial Security may reasonably request; provided, however, that NAFCO shall not be required to deliver any such items if provision by some other party to Financial Security is required under the Transaction Documents unless such other party wrongfully fails to deliver such item. NAFCO and the Transferor shall, upon the request of Financial Security, permit Financial Security or its authorized agents (A) to inspect the books and records of NAFCO and the Transferor as they may relate to the Securities, the Contracts and the Other Trust Property, the obligations of NAFCO or of the Transferor under the Transaction Documents, the Transaction and, but only following the occurrence of a Special Event, NAFCO's business; (B) to discuss the affairs, finances and accounts of NAFCO or the Transferor with its respective Chief Operating Officer and Chief Financial Officer, no more frequently than annually, unless a Special Event has occurred; and (C) to discuss the affairs, finances and accounts of NAFCO or the Transferor with its independent accountants, provided that an officer of NAFCO or the Transferor, as the case may be, shall have the right to be present during such discussions. Such inspections and discussions shall be conducted during normal business hours and shall not unreasonably disrupt the business of NAFCO or the Transferor, as the case may be. In addition, NAFCO shall promptly (but in no case more than 30 days following issuance or receipt by a Commonly Controlled Entity) provide to Financial Security a copy of all correspondence between a Commonly Controlled Entity and the PBGC, IRS, Department of Labor or the administrators of a Multiemployer Plan relating to any Reportable Event or the underfunded status, termination or possible termination of a Plan or a Multiemployer Plan. The books and records of NAFCO and the Transferor will be maintained at the respective addresses designated herein for receipt of notices, unless NAFCO or the Transferor shall otherwise advise the parties hereto in writing.

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                             (v) NAFCO shall provide or cause to be provided to
                  Financial Security an executed original copy of each document executed in connection with the Transaction within 10 days after the date of closing.

                            (vi) Subject to clause (1) of this Section 2.02,
                  promptly after the filing or sending thereof, copies of all proxy statements, financial statements, reports and registration statements which NAFCO or the Transferor files, or delivers to, the IRS, the Commission, or any other federal, state or foreign government agency, authority or body which supervises the issuance of securities by NAFCO or the Transferor or any national securities exchange.

                  (c) Compliance Certificate. Each of NAFCO and the Transferor shall deliver to Financial Security concurrently with the delivery of the financial statements required pursuant to Section 2.02(b) (i) hereof and concurrently with the delivery of the financial statements required pursuant to Section 2.02(b) (ii) hereof, a certificate signed by the Chief Financial Officer of each of NAFCO and the Transferor stating that:

                             (i) a review of NAFCO's and the Transferor's
                  respective performance under the Transaction Documents during such period has been made under such officer's supervision;

                            (ii) to the best of such individual's knowledge, no
                  Special Event, Default or Event of Default has occurred, or if a Special Event, Default or Event of Default has occurred, specifying the nature thereof and, if NAFCO or the Transferor has a right to cure any such Default or Event of Default pursuant to Section 5.01, stating in reasonable detail the steps, if any, being taken by NAFCO or the Transferor, as the case may be, to cure such Default or Event of Default or to otherwise comply with the terms of the agreement to which such Default or Event of Default relates; and

                           (iii) the attached financial reports submitted in
                  accordance with Section 2.02(b) (i) or (ii) hereof, as applicable, are complete and correct in all material respects and present fairly the financial condition and results of operations of NAFCO or the Transferor, as the case may be, as of the dates and for the periods indicated, in accordance with generally accepted accounting principles consistently applied (subject as to interim statements to normal year-end adjustments).

                  (d) Notice of Material Events. Each of NAFCO and the Transferor shall promptly inform (unless, in the case of clause (i) only, prohibited by applicable law) Financial Security in writing of the occurrence of any of the following:

                             (i) the submission of any claim or the initiation
                  of any legal process, litigation or administrative or judicial investigation (A) against NAFCO or the Transferor pertaining to the Contracts in general, (B) with respect to a material portion of the Contracts or (C) in which a request has been made for certification as a class action (or equivalent relief) that would involve a material portion of the Contracts;

                            (ii) any change in the location of NAFCO's or
                  the Transferor's principal office or any change in the location of NAFCO's or of the Transferor's books and records;

                           (iii) the occurrence of any Default, Event of
                  Default or Special Event; or


                            (iv) any other event, circumstance or condition
                  that has resulted, or has a material possibility of resulting, in a Material Adverse Change in respect of NAFCO or of the Transferor.

                  (e) Further Assurances. Each of NAFCO and the Transferor will file or cause to be filed all necessary financing statements, assignments or other instruments, and any amendments or continuation statements relating thereto, necessary to be kept and filed in such manner and in such places as may be required by law to preserve and protect fully the Lien on and first priority security interest in, and all rights of the Trustee for the benefit of the Certificateholders and Financial Security with respect to the Contracts, under the Pooling and Servicing Agreement. In addition, each of NAFCO and the Transferor shall, upon the request of Financial Security, from time to time, execute, acknowledge and deliver, or cause to be executed, acknowledged and delivered, within ten (10) days of such request, such amendments hereto and such further instruments and take such further action as may be reasonably necessary to effectuate the intention, performance and provisions of the Transaction Documents or to protect the interest of the Trustee, for the benefit of the Certificateholders and Financial Security, in the Contracts, free and clear of all Liens and Restrictions on Transferability except the Lien in favor of the Trustee, for the benefit of the Certificateholders and Financial Security, and the Restrictions on Transferability imposed by the Pooling and Servicing Agreement. In addition, each of NAFCO and the Transferor agrees to cooperate with S&P and Moody's in connection with any review of the Transaction which may be undertaken by S&P and Moody's after the date hereof.

                  (f) Retirement of Securities. NAFCO or the Transferor shall cause the Trustee, upon retirement of the Securities pursuant to the Pooling and Servicing Agreement or otherwise, to furnish to Financial Security a notice of such retirement, and, upon retirement of the Securities and the expiration of the term of the Policy, to surrender the Policy to Financial Security for cancellation.

                  (g) Third-Party Beneficiary. Each of NAFCO and the Transferor agrees that Financial Security shall have all rights of a third-party beneficiary in respect of the Pooling and Servicing Agreement, the Purchase Agreement, the Registration Rights Agreement, each Transfer Agreement, the Assignment Agreement, the Custodial Agreement and each Conveyance and hereby incorporates and restates its representations, warranties and covenants as set forth therein for the benefit of Financial Security.

                  (h) Corporate Existence. Each of NAFCO and the Transferor shall maintain its existence as a limited partnership and as a business trust, respectively, and shall at all times continue to be duly organized under the laws of the jurisdiction of its formation and duly qualified and duly authorized (as described in Sections 2.01(a), (b) and (c) hereof) and shall conduct its business in accordance with the terms of its agreement of limited partnership or trust agreement, as the case may be.

                  (i) Disclosure Document. (1) Each Offering Document delivered with respect to the Securities shall clearly disclose that the Policy is not covered by the property/ casualty insurance security fund specified in Article 76 of the New York Insurance Law. In addition, each Offering Document delivered with respect to the Securities which includes financial statements of Financial Security prepared in accordance with generally accepted accounting principles shall include the following statement immediately preceding such financial statements:

                           The New York State Insurance Department recognizes only statutory accounting practices for determining and reporting the financial condition and results of operations of an insurance company, for determining its solvency under the New York Insurance Law, and for determining whether its financial condition warrants the payment of a dividend to its stockholders. No consideration is given by the New York State Insurance Department to financial statements prepared in accordance with generally accepted accounting principles in making such determinations.

                  (2) Each Offering Document (other than the Preliminary Private Placement Memorandum dated as of November 7, 1995 and the Private Placement Memorandum dated as of November 16, 1995) delivered with respect to the Securities subsequent to the Date of Issuance shall be in form and substance satisfactory to Financial Security in its sole discretion as evidenced by Financial Security's prior written consent to the use thereof.

                  (j) Special Purpose Entity.

                             (i) The Transferor shall conduct its business
                  solely in its own name through its duly authorized officers or agents so as not to mislead others as to the identity of the entity with which those officers are concerned, and particularly will use its best efforts to avoid the appearance of conducting business on behalf of NAFCO or any affiliate thereof or that the assets of the Transferor are available to pay the creditors of NAFCO or any affiliate thereof. Without limiting the generality of the foregoing, all oral and written communications, including, without limitation, letters, invoices, purchase orders, contracts, statements and loan applications, will be made solely in the name of the Transferor.

                            (ii) The Transferor shall maintain records and
                  books of account separate from those of NAFCO and the affiliates thereof. The Transferor's books and records shall clearly reflect the transfer of the Contracts to the Trust and the sale of the Securities each as a sale of the Transferor's interest in the Contracts. The books and records of the Transferor will be maintained at the address designated herein for receipt of notices, unless the Transferor shall otherwise advise the parties hereto in writing.

                           (iii) The Transferor shall obtain proper
                  authorization of all action requiring approval of the co-trustees or holders of beneficial ownership interests of the Transferor, as the case may be. Meetings of the holders of beneficial ownership interests of the Transferor shall be held not less frequently than one time per annum and copies of each such authorization and the minutes of each such meeting shall be delivered to Financial Security within two weeks of such authorization or meeting, as the case may be.

                            (iv) Although the organizational expenses of the
                  Transferor have been paid by NAFCO, operating expenses and liabilities of the Transferor shall be paid from its own funds.

                             (v) The annual financial statements of the
                  Transferor shall disclose the effects of the Transferor's transactions in accordance with generally accepted accounting principles and shall disclose that the assets of the Transferor are not available to pay creditors of NAFCO or any affiliate thereof.

                            (vi) The resolutions, agreements and other
                  instruments of the Transferor underlying the transactions described in this Agreement, the other Transaction Documents and the Master Trust Transaction Documents shall be continuously maintained by the Transferor as official records of the Transferor separately identified and held apart from the records of NAFCO and each affiliate thereof.

                           (vii) The Transferor shall maintain an arm's- length
                  relationship with NAFCO and the affiliates thereof and will not hold itself out as being liable for the debts of NAFCO or any affiliate thereof.

                          (viii) The Transferor shall keep its assets and
                  its liabilities wholly separate from those of all other entities, including, but not limited to NAFCO and the affiliates thereof.

                  (k) Maintenance of Licenses. NAFCO and the Transferor shall each maintain all licenses, permits, charters and registrations which are material to the performance by NAFCO or the Transferor, as the case may be, of its business or of its respective obligations under this Agreement, each other Transaction Document and the Master Trust Transaction Documents.

                  (l) Registration Statements for the Securities. Each of NAFCO and the Transferor shall (i) provide Financial Security with written notice at least 30 days prior to the filing of any registration statement relating to the Securities, (ii) provide Financial Security with a copy of such registration statement within one Business Day of such filing, (iii) prior to the effectiveness of any such registration statement, obtain the written consent of Financial Security with respect to the form of such registration statement and (iv) provide Financial Security with any opinions of counsel as Financial Security may request in connection with the registration of the Securities under the Securities Act, which opinions shall be addressed to Financial Security and shall be in form and substance satisfactory to Financial Security.

                  (m) Master Trust Transactions. NAFCO shall, not later than the fourteenth (14) day subsequent to the Date of Issuance (the "Assumption Date"), form a special purpose entity and cause such entity to assume in writing all of the Transferor's duties, obligations and liabilities under, or arising in connection with, the Master Trust Transaction Documents. Any such writing shall be in form and substance satisfactory to Financial Security. In addition, each of NAFCO and the Transferor shall, not later than the Assumption Date, cause each creditor of the Transferor, including without limitation, each creditor of the Master Trust, to release and discharge the Transferor from any existing, and all future, liability, indebtedness or obligation to such creditor. Each such release and discharge shall be in writing and in form and substance satisfactory to Financial Security. Each of NAFCO and the Transferor shall, not later than the Assumption Date, cause any and all financing statements, registrations or other filings, in effect with respect to the Transferor (as debtor or secured party) prior to the Assumption Date, to be terminated. Each of NAFCO and the Transferor shall cause

         (i) evidence of such termination to be delivered to Financial Security on or prior to the Assumption Date and (ii) each release and discharge executed under this Section 2.02(m) to name Financial Security as a third party beneficiary thereunder.

         Section 2.03. Negative Covenants of NAFCO and the Transferor. NAFCO hereby agrees with respect to itself and with respect to the Transferor and the Transferor hereby agrees with respect to itself that during the Term of the Agreement, unless Financial Security shall otherwise expressly consent in writing:

                  (a) Restrictions on Liens. Neither NAFCO nor the Transferor shall (i) create, incur or suffer to exist, or agree to create, incur or suffer to exist, or consent to cause or permit in the future (upon the happening of a contingency or otherwise) the creation, incurrence or existence of any Lien or Restriction on Transferability on the Contracts except for the Lien in favor of the Trustee, for the benefit of the Certificateholders and Financial Security, and the Restrictions on Transferability imposed by the Pooling and Servicing Agreement or
         (ii) with respect to the Contracts, sign or file under the Uniform Commercial Code of any jurisdiction any financing statement which names either NAFCO or the Transferor as a debtor, or sign any security agreement authorizing any secured party thereunder to file such financing statement, except in each case any such instrument solely securing the rights and preserving the Lien of the Trustee, for the benefit of the Certificateholders and Financial Security.

                  (b) Impairment of Rights. Neither NAFCO nor the Transferor shall take any action, or fail to take any action, if such action or failure to take action may (i) interfere with the enforcement of any rights under the Transaction Documents or the Master Trust Transaction Documents that are material to the rights, benefits or obligations of the Trustee, the Certificateholders or Financial Security, (ii) result in a Material Adverse Change in respect of the Contracts or (iii) impair the ability of NAFCO or of the Transferor to perform its obligations under the Transaction Documents or the Master Trust Transaction Documents, including any consolidation or merger with any Person or any transfer of all or any material amount of NAFCO's assets to any other Person if such consolidation, merger or transfer would materially impair the net worth of NAFCO or any successor Person obligated, after such event, to perform NAFCO's obligations under the Transaction Documents or the Master Trust Transaction Documents.

                  (c) Waiver, Amendments, Etc. Neither NAFCO nor the Transferor shall waive, modify or amend, or consent to any waiver, modification or amendment of, any of the provisions of any of the Transaction

         Documents or the Transferor's trust agreement.

                  (d) Successors. Neither NAFCO nor the Transferor shall terminate or designate, or consent to the termination or designation of, the Master Servicer, the Custodian, the Standby Servicer, the Trustee, the Subservicer or Collateral Agent or any successor thereto without the prior written approval of Financial Security.

                  (e) Creation of Indebtedness; Guarantees. The Transferor shall not create, incur, assume or suffer to exist any indebtedness other than indebtedness guaranteed or approved in writing by Financial Security. Without the prior written consent of Financial Security, the Transferor shall not assume guarantee, endorse or otherwise be or become directly or contingently liable for the obligations of any Person by, among other things, agreeing to purchase any obligation of another Person, agreeing to advance funds to such Person or causing or assisting such Person to maintain any amount of capital.

                  (f) Subsidiaries. The Transferor shall not form, or cause to be formed, any Subsidiaries.

                  (g) Issuance of Additional Beneficial Ownership Interests. The Transferor shall not issue or allow the issuance of any additional beneficial ownership interests or securities convertible into or exchangeable for beneficial ownership interests in the Transferor.

                  (h) No Mergers. (a) The Transferor shall not consolidate with or merge into any Person or transfer all or any material portion of its assets to any Person or liquidate or dissolve; and (b) NAFCO shall not consolidate with or merge into any Person unless it complies with the procedures set forth in Section 6.02 of the Pooling and Servicing Agreement with respect to the merger or consolidation of the Master Servicer or transfer all or any material portion of its assets to any Person or liquidate or dissolve.

                  (i) Other Activities. The Transferor shall not:

                             (i) sell, transfer, exchange or otherwise
                  dispose of any of its assets except as permitted under the Transaction Documents; or

                            (ii) engage in any business or activity other than
                  in connection with (a) the Pooling and Servicing Agreement, the Purchase Agreement, each Transfer Agreement, each Conveyance, the Assignment Agreement and the Spread Account Agreement and (b) the Pooling and Administration Agreement and the Receivables Purchase Agreement prior to the Assumption Date only, and as permitted under its trust agreement.


                  (j) Insolvency. Neither NAFCO nor the Transferor shall commence with respect to the Transferor any case, proceeding or other action (A) under any existing or future law of any jurisdiction, domestic or foreign, relating to the bankruptcy, insolvency, reorganization or relief of debtors, seeking to have an order for relief entered with respect to it, or seeking reorganization, arrangement, adjustment, winding-up, liquidation, dissolution, corporation or other relief with respect to it or (B) seeking appointment of a receiver, trustee, custodian or other similar official for it or for all or any substantial part of its assets, or make a general assignment for the benefit of its creditors. Neither NAFCO nor the Transferor shall take any action in furtherance, of, or indicating the consent to, approval of, or acquiescence in any of the acts set forth above. The Transferor shall not admit in writing its inability to pay its debts.

                  (k) ERISA. The Transferor shall not contribute or incur any obligation to contribute to, or incur any liability in respect of, any Plan or Multiemployer Plan.

                  (l) Distributions. The Transferor shall not declare or make payment of (i) any distribution on or in respect of any of its beneficial ownership interests, or (ii) any payment on account of the purchase, redemption, retirement or acquisition of any opt ion, warrant or other right to acquire its beneficial ownership interests unless (in each case) at the time of such declaration or payment (and after giving effect thereto) no amount payable by the Transferor under any Transaction Document with respect to any Series is then due and owing but unpaid.

                  (m) Transfer of Retained Interest. The Transferor shall not sell, transfer, assign, convey or pledge the Retained Interest to any Person (including, without limitation, NAFCO).

         Section 2.04. Representations and Warranties of NAFCO and the Transferor with respect to the Master Trust. Each of the Transferor and NAFCO represents, warrants and covenants, as of the date hereof, as of the Date of Issuance, as of each Subsequent Transfer Date and as of the Date of Public Offering, with respect to itself, with respect to the Master Trust and otherwise, as follows:

                  (a) Good Title; Valid Transfer; Absence of Liens; Security Interest. Immediately prior to the sale of the Initial Contracts and related Other Trust Property to the Transferor pursuant to the Assignment Agreement on the Closing Date, the Master Trust was the owner of, and had good and marketable title to, such property free and clear of all Liens and Restrictions on Transferability, and had full right, power and lawful authority to assign, transfer and pledge such Contracts and related Other Trust Property. The Assignment Agreement constitutes a valid sale, transfer and assignment of the Initial

         Contracts and related Other Trust Property to the Transferor enforceable against creditors of and purchasers of the Master Trust. In the event that, in contravention of the intention of the parties, the transfer of such Contracts and related Other Trust Property by the Master Trust to the Transferor is characterized as other than a sale, such transfer shall be characterized as a secured financing, and the Transferor shall have a valid and perfected first priority security interest in such Contracts and related Other Trust Property free and clear of all Liens and Restrictions on Transferability.

                  (b) Compliance With Agreements and Applicable Laws. The Master Trust has performed each of its obligations under the Assignment Agreement and is in compliance with all material requirements of, any law, rule or regulation applicable to it, or that are required in connection with its performance under the Assignment Agreement. The Master Trust has not taken any action that would interfere with the enforcement of any rights under the Assignment Agreement.

         Section 2.05. Affirmative Covenants of NAFCO and the Transferor with respect to the Master Trust. Each of NAFCO and the Transferor hereby agrees with respect to itself and with respect to the Master Trust that during the Term of the Agreement, unless Financial Security shall otherwise expressly consent in writing:

                  (a) Notice of Material Events. Each of NAFCO and the Transferor shall promptly inform Financial Security in writing of the occurrence of any of the following:

                             (i) the submission of any claim or the initiation
                  of any legal.process, litigation or administrative or judicial investigation (A) against the Master Trust, (B) with respect to any of the Contracts transferred by the Master Trust to the Transferor or (C) in which a request has been made for certification as a class action (or equivalent relief) that would involve any of the Contracts transferred by the Master Trust to the Transferor;

                            (ii) the occurrence of any Amortization Event or
                  Administrator Default (as such terms are defined in the Pooling and Administration Agreement) prior to the Assumption Date with respect to the Master Trust; or

                           (iii) any other event, circumstance or condition
                  that has resulted in a material adverse change in the ability of the Master Trust to perform its obligations under the Assignment Agreement.

                  (b) Further Assurances. Each of NAFCO and the Transferor will file all necessary termination statements, assignments or other instruments, and any amendments or continuation statements relating thereto, necessary to be kept and filed in such manner and in such places as may be required by law to release the Lien and security interest of the Master Trust in any Contracts transferred by the Master Trust to the Transferor. In addition, each of NAFCO and the Transferor shall, upon the written request of Financial Security, from time to time, execute, acknowledge and deliver, or cause to be executed, acknowledged and delivered, within ten (10) days of such request, such further instruments and take such further action as may be reasonably commercially necessary to protect the interest of the Transferor in the Contracts transferred by the Master Trust to the Transferor, free and clear of all Liens and Restrictions on Transferability created by or for the benefit of the Master Trust.

                  (c) Third-Party Beneficiary. The Transferor agrees that Financial Security shall have all rights of a third-party beneficiary in respect of the Assignment Agreement and each of NAFCO and the Transferor hereby restates the representations, warranties and covenants of the Master Trust as set forth therein for the benefit of Financial Security.

         Section 2.06. Negative Covenants of NAFCO and the Transferor with respect to the Master Trust. Each of NAFCO and the Transferor hereby agrees with respect to itself and with respect to the Master Trust that during the Term of the Agreement, unless Financial Security shall otherwise expressly consent in writing:

                  (a) Restrictions on Liens. Neither NAFCO nor the Transferor shall permit the execution or filing under the Uniform Commercial Code of any jurisdiction any financing statement naming the Master Trust as a debtor, or the execution of any security agreement authorizing any secured party thereunder to file such financing statement, with respect to the Contracts transferred by the Master Trust to the Transferor, except in each case any such instrument solely securing the rights and preserving the Lien of the Trustee, for the benefit of the Certificateholders and Financial Security.


                                  ARTICLE III.

                   THE POLICY; REIMBURSEMENT; INDEMNIFICATION

         Section 3.01. Issuance of the Policy. Financial Security agrees to issue the Policy subject to satisfaction of the conditions precedent set forth in Appendix II hereto.

         Section 3.02.  Payment of Fees and Premium.

                  (a) Inducement Letter Fees and Expenses. On the Date of

         Issuance, NAFCO and the Transferor agree to pay or cause to be paid the amounts specified with respect to fees, expenses and disbursements in the Inducement Letter unless otherwise agreed between NAFCO and Financial Security.

                  (b) Legal Fees. On the Date of Issuance, NAFCO shall pay or cause to be paid legal fees and disbursements incurred by Financial Security in connection with the issuance of the Policy.

                  (c) Rating Agency Fees. The initial fees of S&P and Moody's with respect to the Securities and the transactions contemplated hereby shall be paid by the Transferor in full on the Date of Issuance, or otherwise provided for to the satisfaction of Financial Security. All periodic and subsequent fees of S&P or Moody's with respect to, and directly allocable to, the Securities shall be for the account of, and shall be billed to, the Transferor. The fees for any other rating agency shall be paid by the party requesting such other agency's rating, unless such other agency is a substitute for S&P or Moody's in the event that S&P or Moody's is no longer rating the Securities, in which case the cost for such agency shall be paid by the Transferor.

                  (d) Auditors' Fees. The Transferor shall pay on demand any additional fees of Financial Security's auditors payable in respect of any Offering Document that are incurred after the Date of Issuance. It is understood that Financial Security's auditors shall not incur any additional fees in respect of future Offering Documents except at the request of or with the consent of the Transferor.

                  (e) Premium. In consideration of the issuance by Financial Security of the Policy, Financial Security shall be entitled to receive the Premium as and when due in accordance with the terms of the Premium Letter (i) in the case of Premium due on or before the Date of Issuance, directly from the Transferor and (ii) in the case of Premium due after the Date of Issuance, first, from monies available for such payment in accordance with Section 4.01 of the Pooling and Servicing Agreement and second, to the extent that such monies are insufficient, from NAFCO. The Premium paid hereunder or under the Pooling and Servicing Agreement shall be nonrefundable without regard to whether Financial Security makes any payment under the Policy or any other circumstances relating to the Securities or provision being made for payment of the Securities prior to maturity. Although the Premium is fully earned by Financial Security as of the Closing Date, the Premium shall be payable in periodic installments as provided in the Premium Letter. Anything herein or in any of the Transaction Documents notwithstanding, upon the occurrence of an Event of Default, the entire out standing balance of further installments of the Premium shall be immediately due and payable. All payments of Premium shall be made by wire transfer to an account designated from time to time by Financial Security by written notice to the Transferor and NAFCO.

         Section 3.03. Reimbursement Obligation. Notwithstanding any of the following provisions of this Section 3.03 to the contrary, the payment obligations set forth in Sections 3.03(a), (b), (c) and (d)(v) (to the extent of advances to the Trust in respect of distributions on the Securities) shall be non-recourse obligations with respect to NAFCO and shall be payable only from monies available for such payment in accordance with Section 4.01 of the Pooling and Servicing Agreement (except to the extent that any such payment obligation arises from a failure to perform or default of NAFCO, the Transferor or any affiliate thereof under any Transaction Document or by reason of negligence, willful misconduct or bad faith on the part of NAFCO or the Transferor in the performance of its duties and obligations thereunder or reckless disregard by NAFCO or the Transferor of its duties and obligations thereunder). NAFCO and the Transferor agree to pay to Financial Security the following amounts as and when incurred:

                  (a) a sum equal to the total of all amounts paid by Financial Security under the Policy;

                  (b) interest on any and all amounts described in this Section
         3.03 or Section 3.02(e) from the date due to Financial Security pursuant to the provisions hereof until payment thereof in full, payable to Financial Security at the Late Payment Rate per annum;

                  (c) any payments made by Financial Security on behalf of, or advanced to, NAFCO, in its capacity as Master Servicer, the Trust or the Trustee, including, without limitation, any amounts payable by NAFCO, in its capacity as Master Servicer, the Trust or the Trustee pursuant to the Securities or any other Transaction Documents or the Subservicing Agreement; and any payments made by Financial Security as, or in lieu of, any servicing, management, trustee, custodial or administrative fees payable, in the sole discretion of Financial Security to third parties in connection with the Transaction; and

                  (d) any and all out-of-pocket charges, fees, costs and expenses which Financial Security may reasonably pay or incur, including, but not limited to, attorneys' and accountants' fees and expenses, in connection with (i) in the event of payments under the Policy, any accounts established to facilitate payments under the Policy, to the extent Financial Security has not been immediately reimbursed on the date that any amount is paid by Financial Security under the Policy, or other administrative expenses relating to such payments under the Policy, (ii) the administration, enforcement, defense or preservation of any rights in respect of any of the Transaction Documents or the Master Trust Transaction Documents, including defending, monitoring or participating in any litigation or proceeding (including any insolvency or bankruptcy proceeding in respect of any Transaction participant or any affiliate thereof) relating to any of the Transaction Documents or the Master Trust Transaction Documents, any party to any of the Transaction Documents, the Master Trust Transaction Documents or the Transaction, (iii) any amendment, waiver or other action with respect to, or related to, any Transaction Document or the Master Trust Transaction Documents whether or not executed or completed, (iv) any review or investigation made by Financial Security in those circumstances where its approval or consent is sought under any of the Transaction Documents or the Master Trust Transaction Documents, (v) the foreclosure against, sale or other disposition of any collateral securing any obligations under any of the Transaction Documents or otherwise in the discretion of Financial Security, or pursuit of any other remedies under any of the Transaction Documents, to the extent such costs and expenses are not recovered from such foreclosure, sale or other disposition, (vi) preparation of bound volumes of the Transaction Documents, (vii) the transfer of Additional Contracts to the Trust and (viii) transactions contemplated by the Registration Rights Agreement whether or not such transactions are consummated, including without limitation, the registration of the Securities under the Securities Act. Financial Security reserves the right to charge a reasonable fee as a condition to executing any amendment, waiver or consent proposed in respect of any of the Transaction Documents.

         Section 3.04.  Indemnification.

                  (a) Indemnification by NAFCO and the Transferor. In addition to any and all rights of reimbursement, indemnification, subrogation and any other rights pursuant hereto or under law or in equity, each of NAFCO and the Transferor, jointly and severally, agrees to pay, and to protect, indemnify and save harmless, Financial Security and its officers, directors, shareholders, employees, agents and each Person, if any, who controls Financial Security within the meaning of either
         Section 15 of the Securities Act or Section 20 of the Securities Exchange Act from and against any and all claims, losses, liabilities (including penalties), actions, suits, judgments, demands, damages, costs or expenses (including, without limitation, fees and expenses of attorneys, consultants and auditors and reasonable costs of investigations) of any nature arising out of or relating to the transactions contemplated by the Transaction Documents by reason of:

                             (i) any statement, omission or action (other
                  than of or by Financial Security) in connection with the offering, issuance, sale, remarketing or delivery of the Securities;

                            (ii) the negligence, bad faith, willful
                  misconduct, misfeasance, malfeasance or theft committed by any director, officer, employee or agent of the Transferor or NAFCO, as the case may be;

                           (iii) the breach by the Transferor or NAFCO, as the
                  case may be, of any representation, warranty or covenant under any of the Transaction Documents (other than a representation or warranty set forth in Section 2.03(c), for which the remedy with respect to a breach thereof is set forth in the Pooling and Servicing Agreement) or the occurrence, in respect of the Transferor or NAFCO, as the case may be, under any of the Transaction Documents of any "event of default" or any event which, with the giving of notice or the lapse of time or both, would constitute any "event of default";

                             (iv) the violation by the Transferor or NAFCO of
                  any federal, state or foreign law, rule or regulation, or any judgment, order or decree applicable to it; or

                             (v) any untrue statement or alleged untrue
                  statement of a material fact contained in any Offering Document or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such claims arise out of or are based upon any untrue statement or omission in the Financial Security Information, it being understood that in respect of the initial Offering Document, the Financial Security Information is limited to information included under the caption "The Certificate Insurer" and the financial statements of Financial Security appended thereto.

                  (b) Conduct of Actions or Proceedings. If any action or proceeding (including any governmental investigation) shall be brought or asserted against Financial Security, any officer, director, shareholder, employee or agent of Financial Security or any Person controlling Financial Security (individually, an "Indemnified Party" and, collectively, the "Indemnified Parties") in respect of which indemnity may be sought from the Transferor and NAFCO (the "Indemnifying Party") hereunder, Financial Security shall promptly notify the Indemnifying Party in writing, and the Indemnifying Party shall assume the defense thereof, including the employment of counsel satisfactory to Financial Security and the payment of all expenses. An Indemnified Party shall have the right to employ separate counsel in any such action and to participate in the defense thereof at the expense of the Indemnified Party; provided, however, that the fees and expenses of such separate counsel shall be at the expense of the Indemnifying Party if (i) the Indemnifying Party has agreed to pay such fees and expenses, (ii) the Indemnifying Party shall have failed to assume the defense of such action or proceeding and employ counsel satisfactory to Financial Security in any such action or proceeding or
         (iii) the named parties to any such action or proceeding (including any impleaded parties) include both the Indemnified Party and the Indemnifying Party, and the Indemnified Party shall have been advised by counsel that (A) there may be one or more legal defenses available to it which are different from or additional to those available to the Indemnifying Party and (B) the representation of the Indemnifying Party and the Indemnified Party by the same counsel would be inappropriate or contrary to prudent practice (in which case, if the Indemnified Party notifies the Indemnifying Party in writing that it elects to employ separate counsel at the expense of the Indemnifying Party, the Indemnifying Party shall not have the right to assume the defense of such action or proceeding on behalf of such Indemnified Party, it being understood, however, that the Indemnifying Party shall not, in connection with any one such action or proceeding or separate but substantially similar or related actions or proceedings in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the reasonable fees and expenses of more than one separate firm of attorneys at any time for the Indemnified Parties, which firm shall be designated in writing by Financial Security). The Indemnifying Party shall not be liable for any settlement of any such action or proceeding effected without its written consent to the extent that any such settlement shall be prejudicial to the Indemnifying Party but, if settled with its written consent, or if there be a final judgment for the plaintiff in any such action or proceeding with respect to which the Indemnifying Party shall have received notice in accordance with this subsection (b), the Indemnifying Party agrees to indemnify and hold the Indemnified Parties harmless from and against any loss or liability by reason of such settlement or judgment.

                  (c) Contribution. To provide for just and equitable contribution if the indemnification provided by the Indemnifying Party is determined to be unavailable for any Indemnified Party (other than due to application of this Section), the Indemnifying Party shall contribute to the losses incurred by the Indemnified Party on the basis of the relative fault of the Indemnifying Party, on the one hand, and the Indemnified Party, on the other hand.

         Section 3.05. Subrogation. Subject only to the priority of payment provisions of the Pooling and Servicing Agreement, each of the Transferor and NAFCO acknowledges that, to the extent of any payment made by Financial Security pursuant to the Policy, Financial Security is to be fully subrogated to the extent of such payment and any additional interest due on any late payment, to the rights of the Certificateholders to any moneys paid or payable in respect of the Securities under the Transaction Documents or otherwise. Each of the Transferor and NAFCO agrees to such subrogation and, further, agrees to execute such instruments and to take such actions as, in the sole judgment of Financial Security, are necessary to evidence such subrogation and to perfect the rights of Financial Security to receive any moneys paid or payable in respect of the Securities under the Transaction Documents or otherwise.


                                  ARTICLE IV.

                               FURTHER AGREEMENTS

         Section 4.01. Effective Date; Term of Agreement. This Agreement shall take effect on the Date of Issuance and shall remain in effect until the later of (a) such time as Financial Security is no longer subject to a claim under the Policy and the Policy shall have been surrendered to Financial Security for cancellation and (b) all amounts payable to Financial Security and the Certificateholders under the Transaction Documents and under the Securities have been paid in full; provided, however, that the provisions of Sections 3.02, 3.03 and 3.04 hereof shall survive any termination of this Agreement.

         Section 4.02. Obligation Absolute. (a) The payment obligations of the Transferor and NAFCO hereunder shall be absolute and unconditional, and shall be paid strictly in accordance with this Agreement under all circumstances irrespective of the following:

                             (i) any lack of validity or enforceability of, or
                  any amendment or other modifications of, or waiver with respect to, any of the Transaction Documents, the Master Trust Transaction Documents, the Securities or the Policy;

                            (ii) any exchange or release of any other
                  obligations hereunder;

                           (iii) the existence of any claim, setoff, defense,
                  reduction, abatement or other right which the Transferor or NAFCO may have at any time against Financial Security or any other Person;

                            (iv) any document presented in connection with the
                  Policy proving to be forged, fraudulent, invalid or insufficient in any respect, including any failure to strictly comply with the terms of the Policy, or any statement therein being untrue or inaccurate in any respect;

                             (v) any failure of the Transferor to receive
                  the proceeds from the sale of the Securities;

                            (vi) any breach by the Transferor or NAFCO of

                  any representation, warranty or covenant contained in any of the Transaction Documents or the Master Trust Transaction Documents; or

                           (vii) any other circumstances, other than payment in
                  full, which might otherwise constitute a defense available to, or discharge of the Transferor or NAFCO in respect of any Transaction Document.

                  (b) The Transferor and NAFCO and any and all others who are now or may become liable for all or part of the obligations of the Transferor or NAFCO under this Agreement agree to be bound by this Agreement and (i) to the extent permitted by law, waive and renounce any and all redemption and exemption rights and the benefit of all valuation and appraisement privileges against the indebtedness, if any, and obligations evidenced by any Transaction Document or by any extension or renewal thereof; (ii) waive presentment and demand for payment, notices of nonpayment and of dishonor, protest of dishonor and notice of protest; (iii) waive all notices in connection with the delivery and acceptance hereof and all other notices in connection with the performance, default or enforcement of any payment hereunder except as required by the Transaction Documents; (iv) waive all rights of abatement, diminution, postponement or deduction, or to any defense other than payment, or to any right of setoff or recoupment arising out of any breach under any of the Transaction Documents, by any party thereto or any beneficiary thereof, or out of any obligation at any time owing to the Transferor or NAFCO; (v) agree that any consent, waiver or forbearance hereunder with respect to an event shall operate only for such event and not for any subsequent event; (vi) consent to any and all extensions of time that may be granted by Financial Security with respect to any payment hereunder or other provisions hereof and to the release of any security at any time given for any payment hereunder, or any part thereof, with or without substitution, and to the release of any Person or entity liable for any such payment; and (vii) consent to the addition of any and all other makers, endorsers, guarantors and other obligors for any payment hereunder, and to the acceptance of any and all other security for any payment hereunder, and agree that the addition of any such obligors or security shall not affect the liability of the parties hereto for any payment hereunder.

                  (c) Nothing herein shall be construed as prohibiting NAFCO or the Transferor from pursuing any rights or remedies it may have against any Person other than Financial Security in a separate legal proceeding.

         Section 4.03. Assignments; Reinsurance; Third-Party Rights. (a) This Agreement shall be a continuing obligation of the parties hereto and shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns. Neither the Transferor nor NAFCO may assign its rights under this Agreement, or delegate any of its duties hereunder, without the prior written consent of Financial Security. Any assignment made in violation of this Agreement shall be null and void.

         (b) Financial Security shall have the right to give participations in its rights under this Agreement and to enter into contracts of reinsurance with respect to the Policy upon such terms and conditions as Financial Security may in its discretion determine; provided, however, that no such participation or reinsurance agreement or arrangement shall relieve Financial Security of any of its obligations hereunder or under the Policy.

         (c) In addition, Financial Security shall be entitled to assign or pledge to any bank or other lender providing liquidity or credit with respect to the Transaction or the obligations of Financial Security in connection therewith any rights of Financial Security under the Transaction Documents, or with respect to any real or personal property or other interests pledged to Financial Security, or in which Financial Security has a security interest, in connection with the Transaction.

         (d) Except as provided herein with respect to participants and reinsurers, nothing in this Agreement shall confer any right, remedy or claim, express or implied, upon any Person, including, particularly, any Certificateholder, other than Financial Security, against the Transferor or NAFCO, and all the terms, covenants, conditions, promises and agreements contained herein shall be for the sole and exclusive benefit of the parties hereto and their successors and permitted assigns. Neither the Trustee nor any Certificateholder shall have any right to payment from any premiums paid or payable hereunder or from any other amounts paid by NAFCO or the Transferor pursuant to Section 3.02, 3.03 or 3.04 hereof.

         Section 4.04. Liability of Financial Security. Neither Financial Security nor any of its officers, directors or employees shall be liable or responsible for: (a) the use which may be made of the Policy by the Trustee or for any acts or omissions of the Trustee in connection therewith or (b) the validity, sufficiency, accuracy or genuineness of documents delivered to Financial Security (or its Fiscal Agent) in connection with any claim under the Policy, or of any signatures thereon, even if such documents or signatures should in fact prove to be in any or all respects invalid, insufficient, fraudulent or forged (unless Financial Security had actual knowledge thereof). In furtherance and not in limitation of the foregoing, Financial Security (or its Fiscal Agent) may accept documents that appear on their face to be in order, without responsibility for further investigation.

                                   ARTICLE V.

                          EVENTS OF DEFAULT; REMEDIES

         Section 5.01. Events of Default. The occurrence of any of the following events shall constitute an Event of Default hereunder:

                  (a) any demand for payment shall be made under the Policy;

                  (b) any representation or warranty made by the Transferor, the Master Trust, the Master Servicer or NAFCO under any of the Transaction Documents, or in any certificate or report furnished under any of the Transaction Documents, shall prove to be untrue or incorrect in any material respect; provided, however, that if the Transferor, the Master Trust, the Master Servicer or NAFCO effectively cures any such defect in any representation or warranty under any Transaction Document, or certificate or report furnished under any Transaction Document, within the time period specified in the relevant Transaction Document as the cure period therefor, such defect shall not in and of itself constitute an Event of Default hereunder;

                  (c) (i) the Transferor, the Master Servicer or NAFCO shall fail to pay when due any amount payable by the Transferor, the Master Servicer or NAFCO under any of the Transaction Documents, unless such amounts are paid in full within any applicable cure period explicitly provided for under the relevant Transaction Document; (ii) the Transferor, the Master Servicer or NAFCO shall have asserted that any of the Transaction Documents to which it is a party is not valid and binding on the parties thereto; or (iii) any court, governmental authority or agency having jurisdiction over any of the parties to any of the Transaction Documents or any property thereof shall find or rule that any material provision of any of the Transaction Documents is not valid and binding on the parties thereto;

                  (d) the Transferor, the Master Servicer, the Master Trust or NAFCO shall fail to perform or observe any other covenant or agreement contained in any of the Transaction Documents (except for the obligations described under clause (c) above and the failure to register the Securities under the Securities Act pursuant to the Registration Rights Agreement) and, except in the case of the covenants and agreements contained in Section 2.02(m) of this Insurance

         Agreement, such failure shall continue for a period of 30 days after written notice given to the Transferor, the Master Servicer or NAFCO as the case may be;

                  (e) NAFCO, the Master Servicer or the Transferor shall fail to pay its debts generally as they come due, or shall admit in writing its inability to pay its debts generally, or shall make a general assignment for the benefit of creditors, or shall institute any proceeding seeking to adjudicate it insolvent or seeking a liquidation, or shall take advantage of any insolvency act, or shall commence a case or other proceeding naming it as debtor under the United States Bankruptcy Code or similar law, domestic or foreign, or a case or other proceeding shall be commenced against any of NAFCO, the Master Servicer or the Transferor under the United States Bankruptcy Code or similar law, domestic or foreign, or any proceeding shall be instituted against any of NAFCO, the Master Servicer or the Transferor seeking liquidation of its assets and such Person shall fail to take appropriate action resulting in the withdrawal or dismissal of such proceeding within 30 days or there shall be appointed or any of NAFCO, the Master Servicer or the Transferor shall consent to, or acquiesce in, the appointment of a receiver, liquidator, conservator, trustee or similar official in respect of such Person or the whole or any substantial part of its properties or assets or such Person shall take any corporate action in furtherance of any of the foregoing;

                  (f) the Average Delinquency Ratio as of any Reporting Date shall have been equal to or greater than 10%;

                  (g) the Average Default Rate as of any Reporting Date (i) occurring on or prior to November 14, 1996, is equal to or greater than 16%, (ii) occurring subsequent to November 14, 1996, and on or prior to November 14, 1997, is equal to or greater than 22% and (iii) occurring subsequent to November 14, 1997, is equal to or greater than 16%;

                  (h) the Average Net Loss Rate as of any Reporting Date (i) occurring on or prior to November 14, 1996, is equal to or greater than 8%, (ii) occurring subsequent to November 14, 1996, and on or prior to November 14, 1997, is equal to or greater than 11% and (iii) occurring subsequent to November 14, 1997, is equal to or greater than 8%;

                  (i) the occurrence of a Servicer Default under the Pooling and Servicing Agreement; and

                  (j) the occurrence of an "Event of Default" under and as defined in any Insurance and Indemnity Agreement among Financial Security, the Transferor and NAFCO entered into with respect to another Series of Certificates, which "Event of Default" is not defined as a "Portfolio Performance Event of Default" in such Insurance and Indemnity Agreement.


         Section 5.02. Remedies; Waivers. (a) Upon the occurrence of an Event of Default, Financial Security may exercise any one or more of the rights and remedies set forth below:

                             (i) declare the Premium Supplement to be
                  immediately due and payable, and the same shall thereupon be immediately due and payable, whether or not Financial Security shall have declared an "Event of Default" or shall have exercised, or be entitled to exercise, any other rights or remedies hereunder;

                            (ii) exercise any rights and remedies available
                  under the Transaction Documents in its own capacity or in its capacity as the Person entitled to exercise the rights of the Certificateholders in respect of the Securities; or

                           (iii) take whatever action at law or in equity may
                  appear necessary or desirable in its judgment to enforce performance of any obligation of the Transferor or NAFCO under the Transaction Documents.

                  (b) Unless otherwise expressly provided, no remedy herein conferred upon or reserved is intended to be exclusive of any other available remedy, but each remedy shall be cumulative and shall be in addition to other remedies given under the Transaction Documents or existing at law or in equity. No delay or failure to exercise any right or power accruing under any Transaction Document upon the occurrence of any Event of Default or otherwise shall impair any such right or power or shall be construed to be a waiver thereof, but any such right and power may be exercised from time to time and as often as may be deemed expedient. In order to entitle Financial Security to exercise any remedy reserved to Financial Security in this Article, it shall not be necessary to give any notice, other than such notice as may be expressly required in this Article.

                  (c) If any proceeding has been commenced to enforce any right or remedy under this Agreement and such proceeding has been discontinued or abandoned for any reason, or has been determined adversely to Financial Security, then and in every such case the parties hereto shall, subject to any determination in such proceeding, be restored to their respective former positions hereunder, and, thereafter, all rights and remedies of Financial Security shall continue as though no such proceeding had been instituted.

                  (d) Financial Security shall have the right, to be exercised in its complete discretion, to waive any covenant, Default or Event of Default by a writing setting forth the terms, conditions and extent of such waiver signed by Financial Security and delivered to the Transferor and NAFCO. Any such waiver may only be effected in writing duly executed by Financial Security, and no other course of conduct shall constitute a waiver of any provision hereof. Unless such writing expressly provides to the contrary, any waiver so granted shall extend only to the specific event or occurrence so waived and not to any other similar event or occurrence.


                                  ARTICLE VI.

                                 MISCELLANEOUS

         Section 6.01. Amendments, Etc. This Agreement may be amended, modified or terminated only by written instrument or written instruments signed by the parties hereto. No act or course of dealing shall be deemed to constitute an amendment, modification or termination hereof.

         Section 6.02. Notices. All demands, notices and other communications to be given hereunder shall be in writing (except as otherwise specifically provided herein) and shall be mailed by registered mail or personally delivered or telecopied to the recipient as follows:

         (a) To Financial Security:  Financial Security Assurance Inc.
                                     350 Park Avenue
                                     New York, NY 10022
                                     Attention:  Surveillance Department
                                     Re:  NAFCO Auto Finance 1995-1
                                     Trust, 6.36% Automobile Loan Asset
                                     Backed Certificates
                                     Confirmation: (212) 826-0100
                                     Telecopy Nos.: (212) 339-3518,
                                     (212) 339-3529

                                      (in each case in which notice or other
                                      communication to Financial Security
                                      refers to an Event of Default, a claim on the Policy or with respect to which failure on the part of Financial Security to respond shall be deemed to constitute consent or acceptance, then a copy of such notice or other communication should also be sent to the attention of each of the General Counsel and the Head-Financial Guaranty Group and shall be marked to indicate "URGENT MATERIAL ENCLOSED.")

         (b) To the Transferor:       National Financial Auto Funding
                                        Trust

                                      c/o The Chase Manhattan Bank (USA)
                                      802 Delaware Avenue
                                      Wilmington, Delaware  19801

                                      Attention:  Corporate Trust
                                        Administration
                                      Telecopy No:  (302) 575-5467
                                      Confirmation: (302) 575-5099

             with a copy to:          The Chase Manhattan Bank (USA)
                                      c/o The Chase Manhattan Bank, N.A.
                                      4 Chase Metrotech Center
                                      Brooklyn, New York  11242

                                      Attention:  Corporate Trust
                                        Administration
                                      Telecopy No:  (718) 242-3529
                                      Confirmation: (718) 242-7283

         (c) To NAFCO:                National Auto Finance
                                        Company L.P.
                                      One Park Place
                                      621 N.W. 53rd Street
                                      Boca Raton, Florida  33487

                                      Attention:  President
                                      Telecopy No:  (800) 787-6232
                                      Confirmation: (407) 997-2747

         A party may specify an additional or different address or addresses by writing mailed or delivered to the other party as aforesaid. All such notices and other communications shall be effective upon receipt.

         Section 6.03. Payment Procedure. In the event of any payment by Financial Security for which it is entitled to be reimbursed or indemnified as provided above, each of the Transferor and NAFCO agrees to accept the voucher or other evidence of payment as prima facie evidence of the propriety thereof and the liability therefor to Financial Security. All payments to be made to Financial Security under this Agreement shall be made to Financial Security in lawful currency of the United States of America in immediately available funds to the account number provided in the Premium Letter before 1:00 p.m. (New York, New York time) on the date when due or as Financial Security shall otherwise direct by written notice to the Transferor and NAFCO. In the event that the date of any payment to Financial Security or the expiration of any time period hereunder occurs on a day which is not a Business Day, then such payment or expiration of time period shall be made or occur on the next succeeding Business Day with the same force and effect as if such payment was made or time period expired on the scheduled date of payment or expiration date. Payments to be made to Financial Security under this Agreement shall bear interest at the Late Payment Rate from the date due to the date paid.


         Section 6.04. Confidentiality. Any information obtained by Financial Security pursuant to this Insurance Agreement shall be held in confidence by Financial Security unless (i) such information has become available to the public other than as a result of a disclosure by or through Financial Security,
(ii) such information was available to Financial Security on a nonconfidential basis prior to its disclosure to Financial Security hereunder, (iii) Financial Security shall be required in connection with any legal or regulatory proceeding to disclose such information, or (iv) Financial Security, in its sole discretion, deems it necessary to disclose such information to the Rating Agencies; provided, that, in any such instance, Financial Security will use its best efforts to notify the Transferor or NAFCO of its intention to make any such disclosure prior to making any such disclosure and, in the case of disclosure to a Rating Agency, Financial Security shall notify such Rating Agency that such information is confidential and should be treated as such by such Rating Agency.

         Section 6.05. Severability. In the event that any provision of this Agreement shall be held invalid or unenforceable by any court of competent jurisdiction, the parties hereto agree that such holding shall not invalidate or render unenforceable any other provision hereof. The parties hereto further agree that the holding by any court of competent jurisdiction that any remedy pursued by any party hereto is unavailable or unenforceable shall not affect in any way the ability of such party to pursue any other remedy available to it.

         Section 6.06. Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

         Section 6.07. Consent to Jurisdiction. (a) THE PARTIES HERETO HEREBY IRREVOCABLY SUBMIT TO THE JURISDICTION OF THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK AND ANY COURT IN THE STATE OF NEW YORK LOCATED IN THE CITY AND COUNTY OF NEW YORK, AND ANY APPELLATE COURT FROM ANY THEREOF, IN ANY ACTION, SUIT OR PROCEEDING BROUGHT AGAINST IT AND TO OR IN CONNECTION WITH ANY OF THE TRANSACTION DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED THEREUNDER OR FOR RECOGNITION OR ENFORCEMENT OF ANY JUDGMENT, AND THE PARTIES HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY AGREE THAT ALL CLAIMS IN RESPECT OF ANY SUCH ACTION OR PROCEEDING MAY BE HEARD OR DETERMINED IN SUCH NEW YORK STATE COURT OR, TO THE EXTENT PERMITTED BY LAW, IN SUCH FEDERAL COURT. THE PARTIES HERETO AGREE THAT A FINAL JUDGMENT IN ANY SUCH ACTION, SUIT OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW. TO THE EXTENT PERMITTED BY APPLICABLE LAW, THE PARTIES HERETO HEREBY WAIVE AND AGREE NOT TO ASSERT BY WAY OF MOTION, AS A DEFENSE OR OTHERWISE IN ANY SUCH SUIT, ACTION OR PROCEEDING, ANY CLAIM THAT IT IS NOT PERSONALLY SUBJECT TO THE JURISDICTION OF SUCH COURTS, THAT THE SUIT, ACTION OR PROCEEDING IS BROUGHT IN AN INCONVENIENT FORUM, THAT THE VENUE OF THE SUIT, ACTION OR PROCEEDING IS IMPROPER OR THAT THE TRANSACTION DOCUMENTS OR THE SUBJECT MATTER THEREOF MAY NOT BE LITIGATED IN OR BY SUCH COURTS.

         (b) To the extent permitted by applicable law, the parties hereto shall not seek and hereby waive the right to any review of the judgment of any such court by any court of any other nation or jurisdiction which may be called upon to grant an enforcement of such judgment.

         (c) Each of the Transferor and NAFCO hereby irrevocably appoints and designates CT Corporation System, whose address is 1633 Broadway, New York, New York 10019, as its true and lawful attorney and duly authorized agent for acceptance of service of legal process. Each of the Transferor and NAFCO agrees that service of such process upon such Person shall constitute personal service of such process upon it.

         (d) Nothing contained in the Agreement shall limit or affect Financial Security's right to serve process in any other manner permitted by law or to start legal proceedings relating to any of the Transaction Documents against the Transferor or NAFCO or its respective property in the courts of any jurisdiction.

         Section 6.08. Consent of Financial Security. In the event that Financial Security's consent is required under any of the Transaction Documents, the determination whether to grant or withhold such consent shall be made by Financial Security in its sole discretion without any implied duty towards any other Person, except as otherwise expressly provided therein.

         Section 6.09. Counterparts. This Insurance Agreement may be executed in counterparts by the parties hereto, and all such counterparts shall constitute one and the same instrument.

         Section 6.10. Trial by Jury Waived. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY RIGHT TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION ARISING DIRECTLY OR INDIRECTLY OUT OF, UNDER OR IN CONNECTION WITH ANY OF THE TRANSACTION DOCUMENTS OR ANY OF THE TRANSACTIONS CONTEMPLATED THEREUNDER. EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY PARTY HERETO HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT IT WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND
(B) ACKNOWLEDGES THAT IT HAS BEEN INDUCED TO ENTER INTO THE TRANSACTION DOCUMENTS TO WHICH IT IS A PARTY BY, AMONG OTHER THINGS, THIS WAIVER.

         Section 6.11. Limited Liability. No recourse under any Transaction Document shall be had against, and no personal liability shall attach to, any officer, employee, director, affiliate or shareholder of any party hereto, as such, by the enforcement of any assessment or by any legal or equitable proceeding, by virtue of any statute or otherwise in respect of any of the Transaction Documents, the Securities or the Policy, it being expressly agreed and understood that each Transaction Document is solely a corporate obligation of each party hereto, and that any and all personal liability, either at common law or in equity, or by statute or constitution, of every such officer, employee, director, affiliate or shareholder for breaches by any party hereto of any obligations under any Transaction Document is hereby expressly waived as a condition of and in consideration for the execution and delivery of this Agreement.

         Section 6.12. Entire Agreement. This Agreement, the Premium Letter, the Inducement Letter and the Policy set forth the entire agreement between the parties with respect to the subject matter thereof, and this Agreement supersedes and replaces any agreement or understanding that may have existed between the parties prior to the date hereof in respect of such subject matter.

         IN WITNESS WHEREOF, the parties hereto have duly executed and delivered this Agreement, all as of the day and year first above written.

                                   FINANCIAL SECURITY ASSURANCE INC.


                                   By: /s/ Robert P. Cochran
                                      ------------------------------------
                                      Name:   Robert P. Cochran
                                      Title:  President


                                   NATIONAL FINANCIAL AUTO FUNDING
                                     TRUST


                                   By:
                                      ------------------------------------
                                      Name:
                                      Title: __________________ of
                                      The Chase Manhattan Bank
                                      (USA), as trustee for National
                                      Financial Auto Funding Trust


                                   NATIONAL AUTO FINANCE COMPANY L.P.


                                   By:
                                      ------------------------------------
                                      Name:
                                      Title:

         IN WITNESS WHEREOF, the parties hereto have duly executed and delivered this Agreement, all as of the day and year first above written.

                                   FINANCIAL SECURITY ASSURANCE INC.


                                   By:
                                      ------------------------------------
                                      Name:
                                      Title:


                                   NATIONAL FINANCIAL AUTO FUNDING
                                     TRUST


                                   By: /s/ John W. Mack
                                      ------------------------------------
                                      Name:  John W. Mack
                                      Title: Second Vice President of
                                      The Chase Manhattan Bank
                                      (USA), as trustee for National
                                      Financial Auto Funding Trust


                                   NATIONAL AUTO FINANCE COMPANY L.P.


                                   By: /s/ Keith B. Stein
                                      ------------------------------------
                                      Name:
                                      Title:

         IN WITNESS WHEREOF, the parties hereto have duly executed and delivered this Agreement, all as of the day and year first above written.

                                   FINANCIAL SECURITY ASSURANCE INC.


                                   By:
                                      ------------------------------------
                                      Name:
                                      Title:


                                   NATIONAL FINANCIAL AUTO FUNDING
                                     TRUST


                                   By:
                                      ------------------------------------
                                      Name:
                                      Title: __________________ of
                                      The Chase Manhattan Bank
                                      (USA), as trustee for National
                                      Financial Auto Funding Trust


                                   NATIONAL AUTO FINANCE COMPANY L.P.


                                   By: /s/ Keith B. Stein
                                      ------------------------------------
                                      Name:  Keith B. Stein
                                      Title: Executive Vice President